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                                                                    EXHIBIT 99.1

   REPORT OF ERNST AND YOUNG LLP, INDEPENDENT AUDITORS ON FINANCIAL STATEMENT
                                    SCHEDULE

We have audited the consolidated financial statements of Primus Knowledge Solutions, Inc. as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, and have issued our report thereon
dated March 12, 1999, except for Note 14, as to which the date is         ,
1999 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule listed in Item 16(b) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express and opinion based on our audits.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

Seattle, Washington                           Ernst & Young LLP
March 12, 1999

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The foregoing report is in the form that will be signed upon the completion of the reverse stock split described in paragraph 3 of Note 14 to the consolidated financial statements.

Seattle, Washington
April 30, 1999